Exhibit 99.1

China Redstone Group Appoints Michael He as Chief Financial Officer

CHONGQING, China, March 3, 2011 /PRNewswire-Asia/ -- China Redstone Group, Inc. (OTC Bulletin Board: CGPI) ("China Redstone" or the "Company"), the largest private provider of cemetery products and services in Chongqing, China, today announced the appointment of Michael He to the position of Chief Financial Officer.

Mr. He joins China Redstone after working with Chisen Electric, a $200 million motive battery manufacturer based in China, as Director and Chief Financial Officer and President of its US affiliates Chisen Technology. Mr. He oversaw the Company's financial information systems and internal controls, and was responsible for the Company's accounting, financial, human resources and information technology functional areas. Prior to this, Mr. He was Senior Manager of Consumer Electronics Global Sourcing at Amazon.com where he was responsible for LCC direct import and private label branding activities in consumer electronics segment from 2006 to 2008. He also served as Financial Analysis & Reporting Manager for Global Financial Services at Capital One Financial Corporation from 2004 to 2006. Mr. He holds an MBA from The University of Texas at Austin, Texas, and a B.S. in Electrical Engineering from Shanghai Jiao Tong University in China.

Mr. Yivou Ran, Chairman and Chief Executive Officer of China Redstone said, "We are pleased to have Michael join us as a key member of our senior management team. We look forward to utilizing his leadership and financial expertise while leveraging the knowledge and experience he gained during the past twenty years while working at both Fortune 500 companies and small entrepreneurial businesses in both China and the U.S. His capital markets insight be a welcome addition to the Company as we look to elevate our stature as a public Company."

China Redstone Group, Inc.

China Redstone is a cemetery developer and provider of cemetery products and services in Chongqing, China, through its contractually controlled affiliate Chongqing Foguang Tourism Development (Group) Co., Ltd. Founded in 2002, the Company provides a complete range of funeral merchandise and services, including cemetery property, both at the time of need and on a preneed basis. Its cemeteries are highly regarded in terms of a number of factors such as tradition, reputation, physical size, capacity of business, available supply, name recognition, aesthetics and potential for development or expansion.

Safe Harbor Statement

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Contact:
Ted Haberfield
Cell Phone: 760-755-2716